Exhibit 14.1

[LETTERHEAD OF ELVINGER, HOSS & PRUSSEN]

We hereby consent to being named and to the summarization of advice attributed to us in this Form 20-F of Stolt Offshore S.A. for the fiscal year ended November 30, 2004.

By:	/s/ Jean Hoss
Jean Hoss

Luxembourg, May 31, 2005